Exhibit 10.6
AMENDMENT NO. 2 TO
INDEMNIFICATION AND REIMBURSEMENT AGREEMENT
     THIS AMENDMENT NO. 2 to Indemnification and Reimbursement Agreement (“Amendment”), dated as of May 29, 2006, is made by and between SanDisk Corporation, a Delaware corporation (“SanDisk”), and Toshiba Corporation, a Japanese Corporation (“Toshiba”).
WITNESSETH:
          WHEREAS, SanDisk and Toshiba are parties to that certain Indemnification and Reimbursement Agreement dated as of April 10, 2002, as amended by the Amendment to Indemnification and Reimbursement Agreement dated as of May 29, 2002 (“Indemnification Agreement”); and
          WHEREAS, SanDisk and Toshiba desire to further amend the Indemnification Agreement to make certain amendments as set forth below.
          NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:
     1. Amendment to Section 1. The definitions of “Guarantor-Triggered Refinancing Document Default” and “Refinancing Lease Agreement” as set forth in Section 1 of the Indemnification Agreement are hereby deleted in their entirety and the following definitions are substituted in lieu thereof.
          “Guarantor-Triggered Refinancing Document Default” means any event, occurrence or circumstance affecting or effected by Toshiba or any act or omission by Toshiba (including, without limitation, difficulty in performing any obligation under the Toshiba Guaranty) in any case the occurrence or existence of which constitutes an event described under Article 25, Paragraph 1(5), 1(6), 1(7), 1(8), or 1(10) of the Refinancing Lease Agreement.
          “Refinancing Lease Agreement” means that certain Lease Agreement dated May 29, 2006 made and entered into by and among IBJ Leasing Co., Ltd., Sumisho Lease Co., Ltd. and FVC-Japan (as from time to time amended, restated, supplemented or otherwise modified).
     2. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.
     3. Effect of this Amendment. Except as specifically amended hereby, the Indemnification Agreement shall remain in full force and effect as in existence on the date hereof and is hereby ratified and confirmed in all respects.

     4. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date and year written above.

SANDISK CORPORATION

/s/ Judy Bruner

Name:	Judy Bruner
Title:	Chief Financial Officer

TOSHIBA CORPORATION

/s/ Shozo Saito

Name:	Shozo Saito
Title:	Executive Vice President
Memory Division, Semiconductor Company